Exhibit 5.1

18 May 2023

Locafy Limited 246A Churchill Avenue Subiaco WA 6008, Australia	Ref:SID:BTR:2110567

Dear Sirs

Locafy Limited – Shelf Registration Statement on Form F-3 Opinion

We have acted as Australian legal adviser to the Company, an Australian incorporated company, in connection its proposed securities offering under the Shelf Registration Statement, which will comprise:

●	the proposed offer and sale by the Company from time to time, as provided in the Shelf Registration Statement and in any supplements to the Shelf Registration Statement, of up to $100,000,000 (in aggregate) of Shares, Preference Shares, Warrants, Subscription Rights and/or Units in the Company (each as defined below); and

●	the issue and sale of Shares in the Company, through or to the Manager (as sales agent), from time to time in accordance with the terms of the ATM Agreement, up to the “Maximum Amount” (as that term is defined in the ATM Agreement),

(the Transaction).

1.	Definitions

In this letter:

ASIC means the Australian Securities and Investments Commission.

ATM Agreement means the at-the-market agreement between the Company and the Manager dated 18 May 2023.

ATM Prospectus means the prospectus filed by the Company with the SEC under Rule 430B and rule 424(b) of the Securities Act, and any supplement to that document filed to the date of this letter.

Board means the board of directors of the Company.

Company means Locafy Limited (ACN 136 737 767).

Corporations Act means the Corporations Act 2001 (Commonwealth of Australia).

Level 15 Olderfleet 477 Collins Street Melbourne VIC 3000	GPO Box 1842 Melbourne VIC 3001	DX 370 Melbourne VIC	T +61 3 9269 9000 F +61 3 9269 9001 landers.com.au

Examined Materials has the meaning set out in clause 2 of this letter.

Manager means H.C. Wainwright & Co., LLC.

Preference Share means a fully paid preference share of no par value in the Company.

Preference Share Sale Agreement means any agreement between the Company and a qualified sales agent or broker in relation to the proposed sale of Preference Shares.

SEC means the Securities and Exchange Commission of the United States of America.

Securities Act means the Securities Act of 1933, as amended, of the United States of America.

Share means a fully paid ordinary share of no par value in the Company.

Share Sale Agreement means any agreement between the Company and a qualified sales agent or broker in relation to the proposed sale of Shares.

Shelf Registration Statement means the shelf registration statement on Form F-3 relating to the registration of $100,000,000 (in aggregate) of Shares, Preference Shares, Warrants, Subscription Rights and/or Units , prepared by the Company and filed with the SEC, as amended to the date of this letter, including any ATM Prospectus.

Subscription Right means a subscription right that is exchangeable for equity securities and/or other securities in the Company.

Subscription Right Agreement means any agreement between the Company and a Subscription Right agent in relation to the proposed sale of Subscription Rights.

Unit means a unit in the Company comprised of one or more Shares, Preference Shares, Warrants and/or Subscription Rights in any combination.

Unit Agreement means any agreement between the Company and a Unit agent in relation to the proposed sale of Units.

Warrant means a warrant to purchase a Preference Share or a Share.

Warrant Agreement means any agreement between the Company and a Warrant agent in relation to the proposed sale of Warrants.

2.	Documents examined and searches made

For the purposes of issuing this letter, we have undertaken the following searches and examined and relied on electronic copies of the following documents (Examined Materials) only and have not examined any other documents or records and undertaken no other enquiries for the purpose of this letter:

(a)	Certificate of Incorporation of the Company dated 23 April 2009, Certificates of Change of Name dated 5 July 2010 and 13 January 2012, Certificate of Registration on Conversion to a Public Company dated 24 February 2012 and Certificate of Change of Name dated 14 January 2021;

(b)	Certified copy of the Company’s constitution as adopted on 20 August 2021;

(c)	Certificate of the company secretary of the Company certifying certain matters of the Board dated 17 May 2023 as required under clause 6(d) of the ATM Agreement;

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(d)	Copy of the Shelf Registration Statement, including the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Company with the SEC; and

(e)	a search of the ASIC records of the Company undertaken on the date of this letter.

3.	Opinions

Subject to the assumptions and qualifications set out in this letter, we are of the opinion that:

(a)	with respect to the Preference Shares, assuming the taking of all necessary corporate action to authorise and approve the issue of any Preference Shares, the terms of the offering of the Preference Shares, the related Preference Share Sale Agreement and any related matters, in each case in compliance with the Company’s constitution and applicable law, when issued and paid for as contemplated by the Shelf Registration Statement, any applicable supplementary prospectus and the Preference Share Sale Agreement, the Preference Shares will be validly issued and fully paid, and holders of such Preference Shares, having fully paid all amounts due on such Preference Shares, will be under no personal liability to contribute to the assets and liabilities of the Company in their capacities purely as holders of such Preference Shares;

(b)	with respect to the Subscription Rights, assuming the taking of all necessary corporate action to authorise and approve the issue of the underlying equity securities and/or other securities in the Company and the issue of any Subscription Rights, the terms of the offering of the Subscription Rights, the related Subscription Rights Agreement and any related matters, in each case in compliance with the Company’s constitution and applicable law, when issued and paid for as contemplated by the Shelf Registration Statement, any applicable supplementary prospectus and the Subscription Rights Agreement, the Subscription Rights will be validly issued and fully paid, and holders of such Subscription Rights, having fully paid all amounts due on such Subscription Rights, will be under no personal liability to contribute to the assets and liabilities of the Company in their capacities purely as holders of such Subscription Rights;

(c)	with respect to the Units, assuming the taking of all necessary corporate action to authorise and approve the issue of the Shares, Preference Shares, Warrants and/or Subscription Rights underlying the Units and the issue of any Units, the terms of the offering of the Units, the related Unit Agreement and any related matters, in each case in compliance with the Company’s constitution and applicable law, when issued and paid for as contemplated by the Shelf Registration Statement, any applicable supplementary prospectus and the Unit Agreement, the Units will be validly issued and fully paid, and holders of such Units, having fully paid all amounts due on such Units, will be under no personal liability to contribute to the assets and liabilities of the Company in their capacities purely as holders of such Units;

(d)	with respect to the Warrants, assuming the taking of all necessary corporate action to authorise and approve the issue of the underlying Shares or Preference Shares and the issue of any Warrants, the terms of the offering of the Warrants, the related Warrant Agreement and any related matters, in each case in compliance with the Company’s constitution and applicable law, when issued and paid for as contemplated by the Shelf Registration Statement, any applicable supplementary prospectus and the Warrant Agreement, the Warrants will be validly issued and fully paid, and holders of such Warrants, having fully paid all amounts due on such Warrants, will be under no personal liability to contribute to the assets and liabilities of the Company in their capacities purely as holders of such Warrants;

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(e)	with respect to the Shares proposed to be issued under the ATM Agreement, the Shares have been duly authorised by all necessary corporate action by the Company and, when issued and paid for as contemplated by the Shelf Registration Statement and the ATM Agreement, the Shares will be validly issued and fully paid, and holders of such Shares, having fully paid all amounts due on such Shares, will be under no personal liability to contribute to the assets and liabilities of the Company in their capacities purely as holders of such Shares; and

(f)	with respect to the Shares (other than those Shares in respect of which we have expressed an opinion on under clause 3(e)), assuming the taking of all necessary corporate action to authorise and approve the issue of any Shares, the terms of the offering of the Shares, the related Share Sale Agreement and any related matters, in each case in compliance with the Company’s constitution and applicable law, when issued and paid for as contemplated by the Shelf Registration Statement, any applicable supplementary prospectus and the Share Sale Agreement, the Shares will be validly issued and fully paid, and holders of such Shares, having paid all amounts due on such Shares, will be under no personal liability to contribute to the assets and liabilities of the Company in their capacities purely as holders of such Shares.

4.	Consent

We hereby consent to the filing of this letter as Exhibit 5.1 to the Shelf Registration Statement and to the use of our name under the caption ‘Legal Matters’ in the Shelf Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

5.	Assumptions

In providing the opinion in clause 3 we have assumed the following matters and have not made any independent investigations or enquiries in respect of such matters:

(a)	at the time of issue of any Shares, the related Share Sale Agreement will have been duly authorised, executed and delivered by the Company and the qualified sales agent or broker, as applicable;

(b)	at the time of issue of any Preference Shares, the related Preference Share Sale Agreement will have been duly authorised, executed and delivered by the Company and the qualified sales agent or broker, as applicable;

(c)	at the time of issue of any Warrants, the related Warrant Agreement will have been duly authorised, executed and delivered by the Company and the Warrant agent and/or Warrant holder, as applicable;

(d)	at the time of issue and delivery of any Subscription Rights, the related Subscription Rights Agreement will have been duly authorised, executed and delivered by the Company and the Subscription Rights agent;

(e)	at the time of issue and delivery of the Units, the Unit Agreement will have been duly authorised, executed and delivered by the Company and the Unit agent;

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(f)	all seals and signatures and any duty stamps or markings on documents examined by us are authentic and that all copies of documents examined by us are complete and conform to the originals;

(g)	the documents, information and reports reviewed by us have not been modified, amended or terminated by subsequent actions or agreements of which we are not aware;

(h)	any facts which may give reason to question the validity, continuing effectiveness or lawfulness of any document or instrument examined by us have been drawn to our attention and otherwise all factual matters are correct;

(i)	all certificates, letters and opinions given by external advisers of the Company in relation to the documents examined by us are genuine, complete, up-to-date and accurate;

(j)	all certificates, letters and opinions given by the Company’s management in relation to the documents examined by us are genuine, complete, up-to-date and accurate;

(k)	all resolutions of the Board that we have relied upon for the purposes of our opinion have not been and will not be varied or revoked and that the meetings of the Board at which the resolutions were considered were properly convened, all directors who attended and voted were entitled to do so, the resolutions were properly passed, and the directors have performed their duties properly and all provisions relating to the declaration of directors’ interests or the power of interested directors were duly observed;

(l)	the Company’s registrar promptly follows all instructions regarding the issue of securities given by the Board to make the appropriate entries in the Company’s registers of securities as instructed;

(m)	no director of the Company was interested in a matter the subject of a Board resolution, except as permitted by the Constitution or the Corporations Act;

(n)	at the time of execution of a document, no signatory of the document on behalf of the Company had received notice of revocation of their authority to execute that document;

(o)	no laws other than the relevant laws of the Commonwealth of Australia affect our opinion;

(p)	no person is entitled to rely on our opinion if it is aware that any assumption made by us is incorrect (but this assumption is not to affect any person who is entitled to rely on our opinion who is not so aware);

(q)	where we have searched or inspected public records, we have assumed the accuracy of those records; and

(r)	there were no documents other than those which were disclosed to us which related to the Examined Materials.

At the time of giving our opinion, we have no actual knowledge and we are not aware of any fact which would render any of the above assumptions incorrect.

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6.	Qualifications

Our opinion in clause 3 is subject to the following qualifications:

(a)	our opinion is based on our review of the Examined Materials only;

(b)	we express no opinion as to the enforceability of any provision in any ATM Agreement (except as set out in clause 3), Share Sale Agreement, Preference Share Sale Agreement, Warrant Agreement, Subscription Rights Agreement or Unit Agreement;

(c)	we are entitled to make all of the assumptions specified in section 129 of the Corporations Act;

(d)	we have not verified work performed by any other advisers or experts retained by the Company and accept no responsibility for the accuracy or completeness of their work;

(e)	our opinion must be construed and interpreted in accordance with the laws of the Commonwealth of Australia, and our opinion is given in respect of the laws of the Commonwealth of Australia as applied by the courts of the Commonwealth of Australia as at the date of this letter. We have made no investigation of the laws of any jurisdiction other than those of the Commonwealth of Australia and we do not express or imply any opinion as to the laws of any jurisdiction other than those of the Commonwealth of Australia. We are under, and assume, no obligation to inform any person of, or of the effect of, any future changes to those or any other laws. We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule or regulation, whether state or federal, applicable to the Company. In particular, we express no opinion as to United States federal securities laws;

(f)	our opinion is furnished in accordance with the requirements of Item 9.a. of Form F-3 and Item 601(b)(5)(i) of Regulation S-K in connection with the filing of the Shelf Registration Statement and the related ATM Prospectus, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose;

(g)	the matters the subject of our opinion are based on the knowledge of those partners and employees of Lander & Rogers directly engaged in advising the Company on the Transaction;

(h)	we are not, in our opinion, giving an opinion on, and do not assume any responsibility for the accuracy, fairness or completeness of, any statement contained in, or any matter pertaining to the contents of, the Shelf Registration Statement, other than as to the validity of the Shares to be issued under the ATM Agreement as provided in clause 3(e) above;

(i)	the statements made in our opinion are made by us as lawyers admitted to practice in certain states of the Commonwealth of Australia and without reference to any laws or judicial decisions or statements of the United States of America; and

(j)	we provide no opinion on any non-legal matters, including but not limited to operational, financial, statistical or accounting matters.

The opinion set out in clause 3 of this letter is given in respect of and is limited to the laws of the Commonwealth of Australia on the date of this letter. This opinion is limited to the matters stated and no opinion may be inferred beyond the matters expressly stated.

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Yours faithfully

/s/ Lander & Rogers

Lander & Rogers

Simon Davidson | Partner D +61 3 9269 9331 sdavidson@landers.com.au	David Morris | Partner D +61 2 8020 7772 dmorris@landers.com.au

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